Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Bruce A. Klein
Vice President-Finance and Chief Financial Officer
Franklin, Tennessee
615-771-3100
FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 16, 2008
CLARCOR REPORTS RECORD FOURTH QUARTER AND FISCAL 2007 RESULTS
2007 SALES, NET EARNINGS AND EARNINGS PER SHARE INCREASE
FOR THE 15th CONSECUTIVE YEAR
Fiscal Fourth Quarter and Full Year 2007 Highlights
(Amounts in thousands, except per share data and percentages)

	Quarter Ended		%	Year Ended		%
	12/1/07	12/2/06	Change	12/1/07	12/2/06	Change

Net Sales	$238,266	$232,578	2.4	$921,191	$904,347	1.9
Operating Profit	$40,111	$39,155	2.4	$129,814	$126,328	2.8
Net Earnings	$26,742	$26,741	0.0	$90,659	$82,710	9.6
Diluted Earnings Per Share	$0.53	$0.52	1.9	$1.78	$1.59	11.9
Average Diluted Shares Outstanding	50,409	51,727	(2.5)	50,885	52,177	(2.5)
Fourth Quarter and Full Year 2007 Operating Review
FRANKLIN, TN, January 16, 2008— CLARCOR Inc. (NYSE: CLC) reported today its 15th consecutive annual increase in sales and earnings. Fiscal 2007 net earnings increased 10% from 2006, and diluted earnings per share increased by 12%. Fiscal 2007 fourth quarter net earnings were even with 2006 results, and diluted earnings per share increased by 2%.
Fourth quarter operating margins in both 2007 and 2006 were 16.8%; full year operating margins improved to 14.1% in 2007 from 14.0% in 2006. Foreign currency fluctuations improved fourth quarter 2007 sales and operating profit by $6 million and $1 million, respectively, and full year 2007 sales and operating profit by $14 million and $2 million, respectively.
Norm Johnson, CLARCOR’s Chairman and Chief Executive Officer, said, “Fiscal 2007 marked CLARCOR’s 15th consecutive year of earnings growth. Though fourth quarter sales and operating profit did not grow significantly from last year’s fourth quarter, the 2006 fourth quarter was unusually strong. We are pleased that operating margins remained at 16.8% for the quarter and improved slightly to 14.1% for the entire year. More importantly, as our new fiscal year begins our

CLC Air operation is starting to show the operating improvements we expected when we initiated our restructuring program at the end of 2006.
“Engine/Mobile Filtration sales rose by 9% in the fourth quarter of 2007 compared to the same period in 2006. Operating margins for the quarter were 24.4%. Sales of heavy-duty filters through our traditional domestic aftermarket distribution and to OEM companies and dealers rose by 8% for the quarter. International sales rose by 12%. We experienced strong growth in both on-road and off-road markets, and for most major filter applications.
“Within our Industrial/Environmental Filtration segment, there were significant differences in sales growth in the fourth quarter of 2007 compared to 2006 between industrial and environmental air filter markets. Our filter sales to industrial markets grew by 6% for the quarter. In certain industrial filter markets, sales grew even more strongly: sales of air pollution control systems rose by 20%, sales of filter products for the aerospace and oil and gas industries rose by 9% and sales of filter products for the fibers and resin markets rose by 21%. Offsetting strong growth in these markets was a decline of 7% in sales of environmental air filters in the fourth quarter of 2007. However, the decline in environmental air filter sales in the fourth quarter was less than it had been in the previous three quarters of 2007 as the restructuring efforts at our CLC Air operation are beginning to have a positive impact.
Overall, Industrial/Environmental Filtration segment operating margins improved from 9.8% in 2006’s fourth quarter to 10.3% in the 2007 quarter. Environmental air filter sales incurred a small loss in the fourth quarter, but much less than the loss in any of the other quarters in 2007. This is a major change and we believe results from the restructuring program at CLC as productivity and service levels improve and the benefits from cost reduction programs accelerates. Approximately 55% of the segment’s sales came from environmental air filter markets in 2007. We remain confident that operating margins in our environmental air filter business will continue to improve towards our goal of 10%.
“The CLC Air restructuring program was an exceptionally important project at CLARCOR in 2007, and this will not change in 2008. We were disappointed at the delays in achieving the project’s operating goals for margin improvement in 2007 due to not receiving new manufacturing equipment on the schedule we had expected. The equipment is being delivered now and deliveries will continue throughout 2008. We expect to place new equipment in every CLC Air manufacturing facility with total estimated equipment spending of approximately $22 million for this program by the end of 2009. We expect the improvement in operating profit from 2007 to 2008 at CLC Air will be approximately $10 million, with profit improvement accelerating as the year progresses. Also, we have not changed our original goal of a $14 million improvement in operating profit at CLC Air by the end of 2009.
“As we had expected, our Packaging segment’s fourth quarter showed a sales decline from 2006 which reflected the same conditions that were evident during the first three quarters of 2007. The drop in sales was largely caused by delays and cancellations of customers’ new product introductions. Though operating margins dropped during the quarter, as they did for all of 2007, we were still pleased with the 8.8% margins achieved by our Packaging business in the fourth quarter. A few years ago, a drop in sales would have meant a more substantial margin decline; this was averted as the segment’s management responded quickly with major cost reduction initiatives. We expect that sales will grow 5% to 6% at our Packaging business in 2008 and that margins will recover to 2006 levels.

“During the quarter, we settled two lawsuits — one a contract dispute with EDS and the other a patent infringement case. We are unable to disclose the specific terms of the settlements due to confidentiality restrictions, but we can say that we view the outcome of these matters as very favorable to CLARCOR. In addition to a net monetary recovery that we received of approximately $1 million from these two settlements, we believe we also avoided approximately $2.5 million in future litigation costs and the disruption that a trial would have entailed. Additionally, in the patent infringement matter, we received a license to use these patents in perpetuity as part of the settlement agreement.
“Fiscal 2007 was another strong cash flow year for CLARCOR. Cash provided by operating activities increased from $64 million in 2006 to $137 million in 2007. During 2007, our Board of Directors authorized a new share repurchase program for $250 million over a three-year period. During the fourth quarter, we repurchased approximately $26 million of CLARCOR stock at an average purchase price of $35.34 per share. For all of 2007, we repurchased approximately $75 million of our stock at an average purchase price of $32.94 per share. We also raised our dividend by 10.3% in September 2007.
“Our effective tax rate in the fourth quarter 2007 was 34.0% and 30.4% for the full year. The lower 2007 tax rate was due to various tax credits and reserve adjustments recorded earlier in 2007. In 2008, we expect our effective tax rate to be approximately 33% to 34%, which reflects faster growth in our non-U.S. businesses where income tax rates are generally lower than in the U.S.
“Capital expenditures for the quarter and the year were approximately $8 million and $37 million, respectively. Capital spending was somewhat lower in the fourth quarter than we had expected. As noted above, we had placed orders for new equipment that was not delivered as quickly as we had anticipated. We expect capital expenditures in the range of $40 million to $50 million in 2008. This increase is due to the CLC Air restructuring program and to capacity expansion plans in our Engine/Mobile facilities. We expect above industry average growth to continue in our Engine/Mobile heavy-duty engine business, and therefore we need to increase production capacity and warehouse space.
“Though our acquisition of Perry Equipment Company (Peco) did not close until early in fiscal 2008, we worked on the transaction throughout most of 2007. We have merged Peco with our Facet operation to form one of the largest natural resources filtration companies in the world, with a specific emphasis on filtration for the natural gas and oil industries. We are very excited at the technology resources and market opportunities that the merged companies have. With their operations throughout Europe and Asia, as well as in the U.S., and relationships with some of the largest private and publicly owned oil and gas companies in the world, we expect notably faster growth from Peco/Facet than from our other businesses. As demand for energy continues to increase and with the broad range of filtration products offered by Peco/Facet, we are already seeing opportunities for growth that exceed what either company could have achieved on its own.

“There seems to be a growing consensus that 2008 may be a difficult year for the U.S. economy. We are fortunate to have a strong balance sheet with debt to total capital of less than 20% and strong, consistent cash flows. We expect, as has been the case for the last several years, that our growth outside the U.S. in 2008 will be stronger than domestic growth, and with the Peco acquisition, our non-U.S. sales in 2008 will be greater than they were in 2007. Even if the U.S. slips into a recession, as some economists have predicted, we still expect 2008 to be our 16th record year in both sales and earnings for CLARCOR, with continued strong cash flow and diluted earnings per share in the range of $1.85 to $2.05.”
CLARCOR will be holding a conference call to discuss the fourth quarter and full year results at 10:00 am CST on January 17, 2008. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 888-203-1112 or 719-457-0820 by providing confirmation code 4478117. The replay will be available through January 24, 2008, by telephone and for 30 days on the Internet.
CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth, financial performance measures related to Peco and the Company, the estimated financial impact of the Peco transaction on the Company’s earnings, as well as management’s short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets that we serve; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements relating to the Company’s business and growth strategies; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These risks include the failure the failure to realize the economic and strategic benefits of the Peco transaction. In addition, the Company’s past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in the “Risk Factors’’ section of the Company’s 2006 Form 10-K. The future results of the Company may fluctuate as a result of these and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.
TABLES FOLLOW

CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands except per share data)

	Fourth Quarter		Twelve Months
For periods ended December 1, 2007 and December 2, 2006	2007	2006	2007	2006

Net sales	$238,266	$232,578	$921,191	$904,347
Cost of sales	163,139	159,807	641,457	628,864

Gross profit	75,127	72,771	279,734	275,483
Selling and administrative expenses	35,016	33,616	149,920	149,155

Operating profit	40,111	39,155	129,814	126,328
Other income	414	493	695	613

Earnings before income taxes and minority interests	40,525	39,648	130,509	126,941
Income taxes	13,797	12,856	39,675	43,795

Earnings before minority interests	26,728	26,792	90,834	83,146
Minority interests in earnings of subsidiaries	14	(51)	(175)	(436)

Net earnings	$26,742	$26,741	$90,659	$82,710

Net earnings per common share:
Basic	$0.54	$0.52	$1.80	$1.60

Diluted	$0.53	$0.52	$1.78	$1.59

Average shares outstanding:
Basic	49,733,736	51,153,048	50,345,774	51,570,165
Diluted	50,408,823	51,727,449	50,885,314	52,176,515
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 1,	December 2,
	2007	2006

Assets
Current assets:
Cash and cash investments	$36,059	$29,051
Short-term investments	4,884	32,195
Accounts receivable, net	166,912	158,157
Inventories	135,846	129,673
Other	28,219	31,264

Total current assets	371,920	380,340
Plant assets, net	169,212	146,529
Acquired intangibles, net	177,927	169,033
Pension assets	8,341	19,851
Other assets	11,735	11,763

	$739,135	$727,516

Liabilities
Current liabilities:
Current portion of long-term debt	$94	$58
Accounts payable and accrued liabilities	109,619	107,129
Income taxes	4,458	11,241

Total current liabilities	114,171	118,428
Long-term debt	17,329	15,946
Long-term pension liabilities	15,104	17,476
Other liabilities	36,801	38,157

SUMMARY CASH FLOWS
(Dollars in thousands)

	Twelve Months
	2007	2006

From Operating Activities
Net earnings	$90,659	$82,710
Depreciation	20,858	20,891
Amortization	2,531	2,188
Stock compensation expense	4,014	2,597
Excess tax benefits from stock compensation	(2,759)	(3,490)
Changes in short-term investments	27,311	(21,795)
Changes in assets and liabilities, excluding short-term investments	(6,468)	(20,389)
Other, net	1,178	869

Total provided by operating activities	137,324	63,581

From Investing Activities
Plant asset additions	(37,024)	(17,588)
Business acquisitions	(12,319)	(4,627)
Other, net	1,476	873

Total used in investing activities	(47,867)	(21,342)

From Financing Activities
Payments on long-term debt	(4,622)	(554)
Cash dividends paid	(15,024)	(14,203)
Excess tax benefits from stock compensation	2,759	3,490
Purchase of treasury stock	(74,864)	(28,909)
Other, net	6,229	6,535

CLARCOR 2007 FOURTH QUARTER RESULTS cont’d.
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

				2007
	Quarter	Quarter		Quarter		Quarter
	Ended	Ended	Six	Ended	Nine	Ended	Twelve
	March 3	June 2	Months	September 1	Months	December 2	Months
Net sales by segment:
Engine/Mobile Filtration	$96,696	$108,504	$205,200	$112,280	$317,480	$112,549	$430,029
Industrial/Environmental Filtration	96,239	106,185	202,424	104,980	307,404	107,119	414,523
Packaging	16,595	20,436	37,031	21,010	58,041	18,598	76,639

	$209,530	$235,125	$444,655	$238,270	$682,925	$238,266	$921,191

Operating profit by segment:
Engine/Mobile Filtration	$20,277	$24,445	$44,722	$26,629	$71,351	$27,481	$98,832
Industrial/Environmental Filtration	2,874	5,498	8,372	6,100	14,472	10,992	25,464
Packaging	430	1,557	1,987	1,893	3,880	1,638	5,518

	$23,581	$31,500	$55,081	$34,622	$89,703	$40,111	$129,814

Operating margin by segment:
Engine/Mobile Filtration	21.0%	22.5%	21.8%	23.7%	22.5%	24.4%	23.0%
Industrial/Environmental Filtration	3.0%	5.2%	4.1%	5.8%	4.7%	10.3%	6.1%
Packaging	2.6%	7.6%	5.4%	9.0%	6.7%	8.8%	7.2%

	11.3%	13.4%	12.4%	14.5%	13.1%	16.8%	14.1%

				2006
	Quarter	Quarter		Quarter		Quarter
	Ended	Ended	Six	Ended	Nine	Ended	Twelve
	March 4	June 3	Months	September 2	Months	December 3	Months
Net sales by segment:
Engine/Mobile Filtration	$91,032	$101,429	$192,461	$103,358	$295,819	$103,271	$399,090
Industrial/Environmental Filtration	102,656	103,866	206,522	106,263	312,785	107,650	420,435
Packaging	19,495	21,781	41,276	21,889	63,165	21,657	84,822

	$213,183	$227,076	$440,259	$231,510	$671,769	$232,578	$904,347

Operating profit by segment:
Engine/Mobile Filtration	$19,073	$22,446	$41,519	$25,147	$66,666	$25,932	$92,598
Industrial/Environmental Filtration	5,485	1,594	7,079	7,965	15,044	10,497	25,541
Packaging	1,315	2,181	3,496	1,967	5,463	2,726	8,189

	$25,873	$26,221	$52,094	$35,079	$87,173	$39,155	$126,328

Operating margin by segment:
Engine/Mobile Filtration	21.0%	22.1%	21.6%	24.3%	22.5%	25.1%	23.2%
Industrial/Environmental Filtration	5.3%	1.5%	3.4%	7.5%	4.8%	9.8%	6.1%
Packaging	6.7%	10.0%	8.5%	9.0%	8.6%	12.6%	9.7%

	12.1%	11.5%	11.8%	15.2%	13.0%	16.8%	14.0%